UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2016

CHECKPOINT THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-55506	47-2568632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Gansevoort Street, 9th Floor, New York, New York	10014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 652-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)            Effective as of December 15, 2016, Mr. David Horin stepped down as the interim Chief Financial Officer of Checkpoint Therapeutics, Inc. (“Checkpoint” or the “Company”). Mr. Horin had served, on a part-time and temporary basis, as the Company’s interim Chief Financial Officer under an agreement with Chord Advisors, LLC for back office accounting support, accounting policy and financial reporting services.

Additionally, effective as of December 15, 2016, Mr. Michael Weiss will remain Executive Chairman of the Company’s Board of Directors (the “Board”) but will no longer be deemed an executive officer of the Company.

(c)            Effective December 15, 2016, Checkpoint appointed Mr. William Garrett Gray as Principal Financial Officer of the Company.

Mr. Gray, 29, has served as our Vice President, Finance and Accounting since February 2016.  Mr. Gray joined us from Keryx Biopharmaceuticals, Inc., a publicly-traded biotechnology company, which he joined in 2013, and where he most recently served as Corporate Controller, helping grow the finance and accounting department during Keryx’s transition from a development-stage company to a fully integrated commercial organization.  Prior to joining Keryx, Mr. Gray began his professional career with Deloitte & Touche, LLP, where he served as a senior auditor.  Mr. Gray has a Bachelor of Science degree in Accounting from Lehigh University and is a Certified Public Accountant in the State of New York.

Mr. Gray will receive an annualized base salary of $160,000. Mr. Gray will also be eligible for a target incentive bonus of up to 30% of his base salary.

On December 15, 2016, Mr. Gray was granted 30,000 shares of restricted Company common stock, which vest as to one-half of the shares on December 15, 2018, one-fourth on December 15, 2019 and one-fourth on December 15, 2020.

No family relationships exist between Mr. Gray and any of our directors or other executive officers. There are no arrangements between Mr. Gray and any other person pursuant to which Mr. Gray was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Gray has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

(e)           On December 15, 2016, the Board approved an amendment (the “Amendment”) to the Executive Employment Agreement (the “Agreement”) dated October 13, 2015, by and between the Company and James F. Oliviero III, Checkpoint’s President and Chief Executive Officer.

Pursuant to the Amendment, each Market Capitalization (as such term is defined in the Agreement) vesting milestone will be modified to vest on the later to occur of (i) the achievement of such Market Capitalization milestone, or (ii) April 1, 2018, provided, however, that should Mr. Oliviero’s employment with the Company terminate as a result of his death or Disability (as defined in the Employment Agreement) and prior to such termination or within four months of such termination, any Market Capitalization milestone is achieved, the respective shares for such achieved Market Capitalization milestone(s) shall immediately vest and become non-forfeitable.

Additionally, the first time vesting milestone will be modified from October 13, 2017 to the earlier to occur of (i) July 1, 2018 and (ii) the termination of Mr. Oliviero’s employment as a result of his death or Disability (as defined in the employment agreement).

Except as modified by the Amendment and described above, the material terms of the Agreement remain unchanged. The Agreement was filed as Exhibit 10.11 to Checkpoint’s Form 10-12G filed on July 11, 2016, and first Amendment filed as Exhibit 10.1 to Checkpoint’s Form 8-K filed on October 3, 2016, and are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CHECKPOINT THERAPEUTICS, INC.

Date: December 21, 2016	/s/ James F. Oliviero
	Name:	James F. Oliviero
	Title:	President and Chief Executive Officer